Exhibit 10.15

FIRST AMENDMENT TO SUBLEASE

This First Amendment to Sublease (“Amendment”) is made and entered Into this 16th day of July, 2014, by and between Trustwave Holdings, Inc. (hereinafter referred to as “ Landlord”) and PresbiBio, LLC. (hereinafter referred to as “Tenant”).

WITNESSETH

A.	Landlord and Tenant have entered into that certain Sublease dated May 6, 2014 (“Sublease”) for certain premises containing 5,500 rentable square feet (the “Premises”) on the first floor of building located at 8845 Irvine Center Drive, Irvine, CA 92618 (the “ Building”);

B.	The Tenant’s Prorata Share in Section 1 (p) of the Sublease is incorrect and Landlord and Tenant desire to amend the Sublease to correct such error as set forth herein;

NOW, THEREFORE, in consideration of the promises and other consideration, the receipt and sufficiency of which is hereby acknowledged by each of Landlord and Tenant, the parties hereby agree as follows:

1.	Section 1 (p) of the Sublease is hereby amended and restated in its entirety as follows: Tenant’s Prorata Share: 20.285 percent

2.	15.19% in the first sentence in Section 8 of the Sublease is hereby deleted and restated as follows: 20.285%

3.	Except as set forth in this Amendment, all other provisions in the Sublease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Landlord: Trustwave Holdings, Inc.		Tenant: PresiBio, LLC.

(Signature) /s/ Robert J. McCullen		(Signature)/s/ Zohar Loshitzer

By:	Robert J. McCullen	By:	Zohar Loshitzer
Title:	CEO	Title:	President
Date:	7/16/2014	Date:	8/19/2014